Exhibit 23A

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 26, 2008, relating to the financial statements, which appears in AutoInfo, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

/s/ Dworken, Hillman, LaMorte & Sterczala, P.C.

Shelton, Connecticut

December 17, 2008